UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2013

ARAMARK CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-04762	95-2051630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

ARAMARK Holdings Corporation, the indirect parent company of the registrant, filed Amendment No. 3 (“Amendment No. 3”) to its Registration Statement on Form S-1 (Registration No. 333-191057), which included financial information for ARAMARK Holdings Corporation and consolidated subsidiaries for the fiscal year ended September 27, 2013. The section of Amendment No. 3 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the Audited Consolidated Financial Statements and Schedule of ARAMARK Holdings Corporation beginning on page F-1 of Amendment No. 3 are incorporated herein by reference. Such financial information differs in certain respects from financial information that would be presented for the registrant and its consolidated subsidiaries.

The information contained in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Current Report shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following information is furnished as an exhibit to this Current Report on Form 8-K:

99.1	The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” of Amendment No. 3 and the Audited Consolidated Financial Statements and Schedule of ARAMARK Holdings Corporation beginning on page F-1 of Amendment No. 3 (incorporated by reference from Amendment No. 3, filed with the Securities and Exchange Commission on November 19, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

By:	/s/ JOSEPH MUNNELLY
Name:	Joseph Munnelly
Title:	Senior Vice President, Controller and Chief Accounting Officer

November 19, 2013